UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 11, 2004
Date of Report (Date of earliest event reported)

WATER PIK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-15297	25-1843384
(Commission File Number)	(I.R.S. Employer Identification Number)

23 Corporate Plaza, Suite 246
Newport Beach, CA  92660

(Address of principal executive offices, including zip code)

(949) 719-3700

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On June 11, 2004, Water Pik Technologies, Inc. (the “Company”) and Mellon Investor Services LLC, as the Rights Agent, entered into an Amendment No. 2 (the “Amendment”) to the Rights Agreement dated as of November 12, 1999, as amended by Amendment No. 1 dated as of December 28, 2000.  This Amendment adds a “chewable pill” feature to the Rights Agreement that provides for stockholder action to redeem all rights to purchase preferred stock under the Rights Agreement and terminate the Rights Agreement upon consummation of a tender offer for the Company’s outstanding shares of stock that meets certain predetermined criteria.  This Amendment will become effective immediately following the Company’s 2005 Annual Meeting of Stockholders.

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibits.

4.1                                 Amendment No. 2 to Rights Agreement between Water Pik Technologies, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATER PIK TECHNOLOGIES, INC.

Dated: June 14, 2004	By:	/S/ MICHAEL P. HOOPIS
Michael P. Hoopis,
President and Chief Executive Officer

Exhibit No.	Description
4.1	Amendment No. 2 to Rights Agreement between Water Pik Technologies, Inc., a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company.